UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2009

The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	937-644-0011

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2009, The Scotts Miracle-Gro Company (the "Company") and the Company’s wholly-owned subsidiary, The Scotts Company LLC ("Scotts LLC"), entered into a Master Accounts Receivable Purchase Agreement (the "Agreement"), by and among Scotts LLC as seller, the Company as guarantor and Calyon New York Branch (the "Bank") as purchaser. The Agreement has a one-year term with a stated termination date of May 1, 2010.

The Bank serves as a lender under the Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among the Company, its subsidiary borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and various lenders.

The uncommitted Agreement provides for the discretionary purchase by the Bank, on a revolving basis, of account receivables generated by a specified account debtor of not more than $80 million.

The Agreement provides that although the specified receivables may be sold to the Bank, the Bank has the right to require Scotts LLC to repurchase uncollected receivables if certain events occur, including (a) the breach of any covenant, warranty or representation made by Scotts LLC with respect to such receivables and if certain other termination events occur, (b) on weekly settlement dates and quarterly pursuant to a clean down provision, and (c) at the termination of the Agreement. However, the Bank does not have the right to require Scotts LLC to repurchase any uncollected receivables if the receivables are not paid when due or cannot be paid solely as a result of the account debtor’s financial inability to pay. Scotts LLC has the right at any time to repurchase any receivables which have been sold to the Bank pursuant to the Agreement. The Bank will pay an agreed base value for the receivables (primarily reflecting historical dilution and potential trade credits) and receive a discount on such adjusted amount of receivables purchased, which will effectively be equal to the cost of funds to the Bank for seven days plus a margin of 2.25% per annum. Scotts LLC will continue to be responsible for the servicing and administration of the receivables purchased by the Bank as agent and trustee for the Bank.

The Agreement contains standard representations, warranties, covenants and indemnities for transactions of this type. The Company has guaranteed the obligations of Scotts LLC under the Agreement.

The foregoing summary of the terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Because the Agreement represents a potential direct financial obligation of the Company, the information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Not applicable.

(b) Pro forma financial information:

Not applicable.

(c) Shell company transactions:

Not applicable.

(d) Exhibits:

10.1 - Master Accounts Receivable Purchase Agreement, dated as of May 1, 2009, by and among The Scotts Company LLC as the Company, The Scotts Miracle-Gro Company as the Parent and Calyon New York Branch as the Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Scotts Miracle-Gro Company

May 5, 2009	By:	/s/ Vincent C. Brockman
Name: Vincent C. Brockman
Title: Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No	Description

10.1
Master Accounts Receivable Purchase Agreement, dated as of May 1, 2009, by and among The Scotts Company LLC as the Company, The Scotts Miracle-Gro Company as the Parent and Calyon New York Branch as the Bank